EXHIBIT 21

                      SUBSIDIARIES OF MANATRON, INC.

     NAME OF SUBSIDIARY                      JURISDICTION OF INCORPORATION
ATEK Information Services, Inc.                          Indiana

Specialized Data Systems, Inc.                        North Carolina